Exhibit 99.1

RICHFIELD OIL & GAS COMPANY APPOINTS ALAN D. GAINES CHAIRMAN OF THE BOARD

Salt Lake City, UT (Marketwire-May 7, 2013). Richfield Oil & Gas Company (OTCQX: ROIL) (the "Company") announced today that it appointed Alan D. Gaines as Chairman of the Board of Directors.

Mr. Gaines has more than 30 years experience as an energy investment and merchant banker, and has participated in the raising of debt and equity totaling in excess of $100 billion during his career. An acknowledged expert within the oil and gas space, over the years Mr. Gaines has been quoted by numerous oil and gas industry periodicals, as well as a multitude of magazines and newspapers on a global basis.

In 1983, Mr. Gaines co-founded Gaines, Berland Inc., a full service investment bank/advisory and brokerage, specializing in global energy markets, with particular emphasis directed at small to mid- capitalization public and private companies, involved primarily in the exploration and production of oil and natural gas. In the three years prior to selling his personal stake in the company in 1998, Gaines, Berland acted as lead underwriter and/or participated in the placement of more than $3 billion of equity and debt securities.

In recent years, Mr. Gaines founded Dune Energy, Inc., where he served as Chairman of the Board of Directors from its inception in 2001 through April 2011 and as Chief Executive Officer from inception through April 2007. Mr. Gaines was the driving force behind Dune’s successful capital raise in excess of $500 million in May 2007 which resulted in the acquisition of Goldking Energy Corporation.

Mr. Gaines holds a B.B.A. in Finance from Baruch College (CUNY), and an M.B.A. in Finance ("With Distinction"-Valedictorian) from The Zarb School, Hofstra University Graduate School of Management.

Douglas C. Hewitt, Sr., CEO of Richfield, stated, "The Board of Richfield is pleased and very excited to attract someone of Mr. Gaines' caliber. His professional acumen and experience regarding all aspects of capital formation, mergers and acquisitions and the oil and gas industry are a great asset for Richfield and its stockholders going forward". Mr. Gaines added, "I am extremely excited to be associated with Richfield and its distinguished board of directors. I fully expect that our management team will grow Richfield into a formidable and intelligently capitalized company in the near future. Our goal will always be to fully maximize shareholder value".

About Richfield Oil & Gas Company

Richfield is an independent exploration and production company headquartered in Salt Lake City, Utah with substantially all of its current producing assets located in Kansas, with potential high impact leases in Utah, and Wyoming. Founded in April 2011 by seasoned industry executives, Richfield is dedicated to exploiting its asset base, and to growing organically through the exploitation and development of its existing field inventory by the use of drilling, workover, recompletion and other lower-risk development projects, in order to increase proved reserves and production. In addition, the Company seeks to acquire assets within its areas of focus. Such transactions are primarily on a negotiated basis, utilizing proprietary industry relationships. The Company evaluates potential acquisitions by analyzing geological information to identify upside potential.

Please visit www.richfieldoilandgas.com for additional information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding Richfield's acreage in Uinta County, Wyoming. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the risks as identified in our annual report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Investor Relations Contact Information:

RedChip Companies, Inc.

Mike Bowdoin, Vice President of Sales

mike@redchip.com

(800) 733-2447 ext. 110

Source: Richfield Oil & Gas Company